UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2023

Intapp, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40550	46-1467620
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3101 Park Blvd
Palo Alto, California	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 852-0400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	INTA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) is being filed by Intapp, Inc. (the “Company”) to amend the Current Report on Form 8-K filed by the Company on July 13, 2023 with the Securities and Exchange Commission (the “Initial Form 8-K”), solely to supplement the Company’s disclosure under Item 5.02 of the Initial Form 8-K to provide a description of the terms and conditions of the continued services Mr. Stephen Robertson will provide to the Company as a non-executive senior advisor pursuant to the Transition and Advisory Agreement entered into by and between the Company and Mr. Robertson on August 7, 2023 (the “Transition Agreement”) and a Strategic Advisor Agreement to be entered into by and between the Company and Mr. Robertson following the term of the Transition Agreement (the “Advisor Agreement”). At the time of the filing of the Initial 8-K, the terms of the Transition Agreement and the Advisor Agreement had yet to be definitively determined. This Amendment does not otherwise modify or update any other disclosures in the Initial Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Initial Form 8-K, on July 11, 2023, Mr. Robertson informed the Company that he will resign from his role as Chief Financial Officer of the Company effective August 7, 2023 but will continue his service to the Company as a non-executive senior advisor.

Effective August 7, 2023, the Company and Mr. Robertson entered into the Transition Agreement. Pursuant to the Transition Agreement, Mr. Robertson will serve as a non-executive employee of the Company through December 31, 2023. While employed as a non-executive employee, Mr. Robertson will be eligible to receive a base salary at an annual rate of $452,000, employee benefit plan participation, and the reimbursement of business expenses. Following the termination of the Transition Agreement, on January 1, 2024, Mr. Robertson will be engaged as a consultant of the Company under the Advisor Agreement (a form of which is attached to the Transition Agreement included herein as Exhibit 10.1) through September 30, 2024. In respect of his services as a consultant, Mr. Robertson will be eligible to receive a monthly retainer of $37,708.33 and the reimbursement of business expenses. In addition, Mr. Robertson’s transition from an employee of the Company to a consultant of the Company immediately following the termination of the Transition Agreement will not be treated as a termination of employment for purposes of the Company’s 2021 Omnibus Equity Incentive Plan (the “Plan”) with respect to Mr. Robertson’s outstanding unvested equity awards granted under the Plan, and such awards will continue to vest subject to Mr. Robertson’s continued service with the Company pursuant to the Advisor Agreement.

If Mr. Robertson’s employment or consultancy, as applicable, with the Company is terminated by the Company without cause (as defined in the Transition Agreement or the Advisor Agreement, as applicable) prior to the expiration of the stated term of employment or consultancy under the applicable agreement, subject to Mr. Robertson signing and not revoking a general release of claims, Mr. Robertson will be eligible to receive (i) continued payment of the monthly base salary or monthly retainer, as applicable, through the stated term of the Advisor Agreement, (ii) in the case of termination of Mr. Robertson’s employment under the Transition Agreement only, reimbursement of COBRA premiums through the stated term of the Advisor Agreement (or, if earlier, the date that Mr. Robertson becomes ineligible for COBRA or becomes eligible for coverage under a subsequent employer’s plan), and (iii) the accelerated vesting of a portion of outstanding and unvested equity awards granted under the Plan.

The foregoing summary of the Transition Agreement and the Advisor Agreement is qualified in its entirety by the complete copy of the agreements which are attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Transition and Advisory Agreement between the Company and Stephen Robertson, dated August 7, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Intapp, Inc.

Date: August 11, 2023	By:	/s/ Steven Todd
Name: Steven Todd
Title: General Counsel